U.S. TIMBERLANDS COMPANY, L.P.



FOR IMMEDIATE RELEASE


Contacts:                Thomas C. Ludlow
                         Chief Financial Officer
                         U.S. Timberlands Company, L.P.
                         (212) 755-1100



U.S. TIMBERLANDS REPORTS FIRST QUARTER CASH FLOW AND EARNINGS, SUSPENSION OF DISTRIBUTIONS AND RECEIPT OF OFFER TO TAKE COMPANY PRIVATE


NEW YORK, May 10, 2001 -- U.S. Timberlands Company, L.P. (Nasdaq: TIMBZ) today announced cash flow and operating results for the quarter ended March 31, 2001 and the receipt of an offer to take the Company private from an entity controlled by members of management for $7.75 per share in cash and promissory notes. The Company also announced that due to current conditions in the timber market, the quarterly distribution to Unitholders will be suspended indefinitely.

Cash flow for the first quarter of 2001, as measured by EBITDDA, decreased 80% to $1.5 million, or $0.11 per unit, compared to cash flow of $7.4 million, or $0.56 per unit, for the same period in 2000. EBITDDA is defined as operating income plus depletion, depreciation, road amortization and cost of timber and property sales. The Company reported that net loss for the first quarter of 2001 increase 389% to $8.8 million, or $0.68 per unit, as compared to net loss of $1.8 million, or $0.14 per unit, for the same period in 2000. Revenues for the first quarter of 2001 decreased 20% to $9.5 million as compared with $11.9 million for the same period in 2000.

As disclosed in the Company's Annual Report on the Form 10-K, the Company's ability to pay a distribution was being adversely affected by conditions in the timber market. Accordingly, the Company, like others in its industry, indefinitely suspended the payment of quarterly distributions.

                                     -more-

The offer from an entity controlled by management contemplates a cash tender offer for approximately 32% of the outstanding common limited partnership units for $7.75 per share in cash. Unitholders will receive 9.625%, seven-year senior subordinated notes of the Company in the principal amount of $7.75 per unit, for the remaining common limited partnership units. The letter containing the offer indicates that the offer represents a premium of more than 20% over the closing sale price immediately prior to the Company's initial announcement of the potential for a going private transaction in November 2000 and more than 10% over the closing sale price on May 9, 2001. The going private transaction is subject to consummation of financing with respect to which an oral commitment has been received, the execution of the definitive agreements and other customary conditions.


U.S. Timberlands Company, L.P. and its affiliate, own 670,000 fee acres of timberland and cutting rights on 3,700 acres of timberland containing total merchantable timber volume estimated to be approximately 1.9 billion board feet in Oregon and Washington, east of the Cascade Range. U.S. Timberlands specializes in the growing of trees and the sale of logs and standing timber. Logs harvested from the timberlands are sold to unaffiliated domestic conversion facilities. These logs are processed for sale as lumber, molding products, doors, millwork, commodity, specialty and overlaid plywood products, laminated veneer lumber, engineered wood I-beams, particleboard, hardboard, paper and other wood products. These products are used in residential, commercial and industrial construction, home remodeling and repair and general industrial applications as well as a variety of paper products. U.S. Timberlands also owns and operates its own seed orchard and produces approximately five million conifer seedlings annually from its nursery, approximately half of which are used for its own internal reforestation programs, with the balance sold to other forest products companies.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Federal securities laws. Although U.S. Timberlands believes that expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected. Such risks, trends and uncertainties include the highly cyclical nature of the forest products industry, economic conditions in export markets, the possibility that timber supply could increase if governmental, environmental or endangered species policies change, and limitations on U.S. Timberlands' ability to harvest its timber due to adverse natural conditions or increased governmental restrictions. For a more complete description of factors, which could impact U.S. Timberlands and the statements contained herein, reference should be made to U.S. Timberlands' filings with the United States Securities and Exchange Commission.


                        (FINANCIAL STATEMENTS TO FOLLOW)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER UNIT INFORMATION)
                                   (UNAUDITED)

                                                        Quarter Ended March 31,
                                                      ----------------------------
                                                          2001           2000
                                                      ------------   -------------
Revenues                                                  $ 9,467        $ 11,924
Cost of timber harvested                                   (4,692)         (3,887)
Depletion, depreciation and road amortization              (4,907)         (3,803)
                                                      ------------   -------------
        Gross profit (loss)                                  (132)          4,234
                                                      ------------   -------------

Selling, general and administrative                        (2,553)         (1,956)
Equity in net income (loss) of affiliate                     (763)          1,277
                                                      ------------   -------------
        Operating income                                   (3,448)          3,555
                                                      ------------   -------------

Interest expense                                           (5,403)         (5,454)
Interest income                                                74             122
Financing fees                                               (168)           (169)
Other income                                                   41             109
                                                      ------------   -------------

Loss before general partner and minority interest          (8,904)         (1,837)
Minority interest                                              89              18
                                                      ------------   -------------

Net loss                                                   (8,815)         (1,819)
General partner interest                                       89              18
                                                      ------------   -------------

Net loss applicable to common and subordinated units     $ (8,726)       $ (1,801)
                                                      ============   =============

Net loss per Unit (A)                                     $ (0.68)        $ (0.14)
                                                      ============   =============

Units outstanding (A)                                  12,859,607      12,859,607
                                                      ============   =============

EBITDDA (B)                                               $ 1,459         $ 7,358
                                                      ============   =============

EBITDDA per Unit (A)                                       $ 0.11          $ 0.56
                                                      ============   =============

(A) Calculations of per unit amounts are made after giving effect to the General Partner's allocation of net income (loss) or EBITDDA.

(B) EBITDDA is defined as operating income plus depletion, depreciation, road amortization and cost of timber and property sales.

                         U.S. TIMBERLANDS COMPANY, L.P.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                             March 31,           December 31,
                                                                               2001                  2000
                                                                         -----------------     -----------------
                                                                            (UNAUDITED)                *

ASSETS
      Current assets:
      Cash and cash equivalents                                                       $ -               $ 3,168
      Accounts and current portion of notes receivable - net                        1,406                 6,875
      Prepaid expenses and other current assets                                        36                    35
                                                                         -----------------     -----------------

           Total current assets                                                     1,442                10,078
                                                                         -----------------     -----------------

      Timber and timberlands, net                                                 251,986               264,673
      Investment in affiliate                                                      32,171                20,542
      Property, plant and equipment, net                                              895                   926
      Notes receivable - long-term                                                    328                     -
      Deferred financing fees                                                       4,480                 4,648
                                                                         -----------------     -----------------

           Total assets                                                         $ 291,302             $ 300,867
                                                                         =================     =================

LIABILITIES AND PARTNERS' CAPITAL
      Current liabilities:
      Cash overdraft                                                              $ 2,056                   $ -
      Accounts payable and accrued liabilities                                     11,932                 6,613
      Deferred revenue                                                                  -                 1,474
                                                                         -----------------     -----------------

           Total current liabilities                                               13,988                 8,087
                                                                         -----------------     -----------------

      Long-term debt                                                              225,000               225,000
                                                                         -----------------     -----------------

      Minority Interest                                                               523                   678
                                                                         -----------------     -----------------

      Partners' capital:
      Partners' capital                                                            51,791                67,102
                                                                         -----------------     -----------------

           Total liabilities and partners' capital                              $ 291,302             $ 300,867
                                                                         =================     =================

*     Derived from audited Consolidated Balance Sheet as of December 31, 2000

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                               Three Months Ended March 31,
                                                                          ---------------------------------------
                                                                                2001                  2000
                                                                          -----------------     -----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities                                          $ 5,591               $ 7,469
                                                                          -----------------     -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Timber, timberlands and road additions                                        (4,253)                 (417)
      Purchase of property, plant and equipment - net                                    -                    (6)
      Proceeds from sale of assets                                                       -                    46
                                                                          -----------------     -----------------
Net cash used in investing activities                                               (4,253)                 (377)
                                                                          -----------------     -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Cash Overdraft                                                                 2,056                     -
      Distributions to unitholders, general partner,                                (6,562)
           and minority interest                                                                          (6,561)
                                                                          -----------------     -----------------
Net cash used in financing activities                                               (4,506)               (6,561)
                                                                          -----------------     -----------------

Decrease in cash and cash equivalents                                               (3,168)                  531
Cash and cash equivalents - beginning of period                                      3,168                 2,798
                                                                          -----------------     -----------------

Cash and cash equivalents - end of period                                              $ -               $ 3,329
                                                                          =================     =================
